UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2013 (March 29, 2013)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2013, Acadia Merger Sub, LLC, a Delaware limited liability company (“Buyer”) and wholly-owned subsidiary of Acadia Healthcare Company, Inc., a Delaware corporation (“Acadia”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with First Ten Broeck Tampa, Inc., a Florida corporation, UMC Ten Broeck, Inc., a Florida corporation, Capestrano Holding 12, Inc., a Florida corporation, Donald R. Dizney and David A. Dizney (each a “Seller” and collectively, the “Sellers”). Under the terms of the Purchase Agreement, the Sellers will sell to Buyer, and Buyer will buy from Sellers, all of the outstanding capital stock of Ten Broeck Tampa, Inc., a Florida corporation (“TBT”) and Capestrano Investment Company, Inc., a Puerto Rico corporation (“CIC”). CIC, and its respective subsidiaries, own and operate a 108-bed inpatient behavioral healthcare hospital and ten behavioral healthcare clinics in Puerto Rico. TBT is developing and constructing a 75-bed inpatient behavioral healthcare hospital in Tampa, Florida (the “Tampa Hospital”).

The aggregate purchase price for the transaction to be paid by Buyer to the Sellers is (i) $91.8 million in cash, as adjusted for net working capital at closing, plus (ii) an amount paid by the Sellers prior to closing relating to the construction of the Tampa Hospital. The Purchase Agreement contains customary representations, warranties, covenants and indemnities. Consummation of the transaction is subject to various conditions, including completion of due diligence satisfactory to Buyer, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. If these conditions are satisfied, Acadia expects to close the transaction in the second quarter of 2013. The Purchase Agreement contains termination rights, including a right for either party to terminate the Purchase Agreement if the closing has not occurred on or before May 28, 2013, subject to certain extensions and conditions.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached as Exhibit 2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2	Stock Purchase Agreement, dated as of March 29, 2013, by and among First Ten Broeck Tampa, Inc., UMC Ten Broeck, Inc., Capestrano Holding 12, Inc., Donald R. Dizney, David A. Dizney and Acadia Merger Sub, LLC*

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Acadia agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: April 4, 2013	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2	Stock Purchase Agreement, dated as of March 29, 2013, by and among First Ten Broeck Tampa, Inc., UMC Ten Broeck, Inc., Capestrano Holding 12, Inc., Donald R. Dizney, David A. Dizney and Acadia Merger Sub, LLC*

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Acadia agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.